Exhibit 10.1

SECOND AMENDMENT TO

CONFIDENTIAL LICENSE AGREEMENT FOR NINTENDO DS

(Western Hemisphere)

THIS SECOND AMENDMENT (“Second Amendment”) amends that certain Confidential License Agreement for Nintendo DS (Western Hemisphere) effective November 1, 2004 between Nintendo of America Inc. (“Nintendo”) and THQ Inc. (“Licensee”) (“Agreement”).

RECITALS

WHEREAS, Nintendo and Licensee entered into the Agreement;

WHEREAS, the Agreement (as amended) currently expires on November 1, 2010, and the parties now desire to extend the Term (as such term is defined in the Agreement) of the Agreement as set forth below.

AMENDMENT

NOW, THEREFORE, the parties agree as follows:

1.             The definition of “Term” as set forth in Section 2.20 of the Agreement is hereby deleted in its entirety and replaced with the following:

“‘Term’ means nine (9) years from the Effective Date.”

2.             The Term of the Agreement shall now expire on October 31, 2013.

3.             All other terms and conditions of the Agreement shall remain in full force and effect.  This Second Amendment may be signed in counterparts, which together shall constitute one original Second Amendment.

4.             Signatures provided by facsimile or by email (i.e., a scanned document) shall be the equivalent of originals.

This Second Amendment shall be effective as of October 31, 2010.

IN WITNESS WHEREOF, the parties have entered into this Second Amendment.

NINTENDO:		LICENSEE:

Nintendo of America Inc.		THQ Inc.

By:	/s/ James R. Cannataro	By:	/s/ Brian J. Farrell

Name:	James R. Cannataro	Name:	Brian Farrell

Its:	EVP, Administration	Its:	President and CEO